Exhibit 8.1

SEAC II Corp. 955 Fifth Avenue New York, NY10075
March 21, 2024

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to SEAC II Corp., a Cayman Islands exempted company (“New SEAC”), in connection with the transactions contemplated by the Business Combination Agreement, dated as of December 22, 2023 (the “BCA”), by and among Screaming Eagle Acquisition Corp. (“SEAC”), a Cayman Islands exempted company, New SEAC, Lions Gate Entertainment Corp., a British Columbia company (“LG Parent”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly owned subsidiary of Lions Gate Parent, LG Orion Holdings ULC, a British Columbia unlimited liability company, SEAC MergerCo, a Cayman Islands exempted company and a direct, wholly-owned subsidiary of New SEAC (“MergerCo”), and 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of SEAC (“New BC Sub”), pursuant to which, among other things and upon the terms and subject to the conditions set forth in the BCA and the Plan of Arrangement, (i) SEAC will merge with and into MergerCo, with MergerCo surviving the merger as a wholly-owned subsidiary of New SEAC (the “SEAC Merger”); (ii) following the SEAC Merger, New SEAC will transfer by way of continuation from the Cayman Islands to British Columbia (the “New SEAC Domestication”); (iii) following the New SEAC Domestication, MergerCo will amalgamate with New BC Sub and the resulting corporate entity will amalgamate with New SEAC (such latter amalgamation, the “SEAC Amalgamation”); and (iv) following the SEAC Amalgamation, the resulting corporate entity from the SEAC Amalgamation will amalgamate with StudioCo to form one corporate entity (such amalgamation, the “StudioCo Amalgamation”), and in connection therewith the holders of SEAC Amalco Common Shares will exchange their SEAC Amalco Common Shares held immediately prior to the StudioCo Amalgamation for Pubco Common Shares (such exchange, the “SEAC Exchange Portion of the StudioCo Amalgamation”) (the SEAC Merger, the New SEAC Domestication, the SEAC Amalgamation and the StudioCo Amalgamation, collectively with all other transactions contemplated by the BCA, the “Business Combination”). Reference is made to the Registration Statement on Form S-4 of New SEAC (File No. 333-276414), including the proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof, the “Registration Statement”), relating to the Business Combination. Capitalized terms used but not defined herein have the meaning given to such terms in the Registration Statement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the BCA, the Registration Statement, the Plan of Arrangement and such other agreements and documents as we have deemed necessary or appropriate and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification or investigation, (i) the authenticity and accuracy of all documents reviewed by us (including the conformity to original documents of all documents submitted to us as email, fax or photostatic copies and the authenticity of such original documents); (ii) that the signatures on all documents examined by us are genuine and have been duly authorized, and such documents reflect all material terms of the agreement between the parties to such documents; (iii) that the parties to such documents have complied and will comply with the terms thereof, and that such documents are enforceable in accordance with their respective terms; (iv) that such documents have been duly authorized by, have been duly executed and delivered by, and constitute (to the extent containing contractual or other obligations) legal, valid, binding and enforceable obligations of, all parties to such documents; (v) that all of the parties to such documents are duly organized, validly existing, and have power and authority (corporate, partnership, or other) to execute, deliver, and perform the obligations in such documents; (vi) that the transactions provided for by each document were and will be carried out in accordance with their terms; (vii) that any statements and representations made by officers of SEAC, New SEAC, LG Parent and/or StudioCo in any of the certificates dated as of the date hereof from such officers (the “Officers’ Certificates”) that are qualified by knowledge, belief, or otherwise are true, complete and correct without such qualification; (viii) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the absence of any plan, intention, understanding or agreement, that there was in fact no such plan, intention, understanding or agreement; (ix) in the case of any statement or representation in this opinion, in such documents or in the Officers’ Certificates relating to the existence of any plan, intention, understanding or agreement, that such plan, intention, understanding or agreement, as the case may be, will in fact be executed; (x) that the Business Combination has been and will be effected and documented in a manner that complies with all applicable legal and regulatory requirements; and (xi) that SEAC, New SEAC and all other parties to the BCA have or will timely report the SEAC Merger, the New SEAC Domestication, the SEAC Amalgamation and the StudioCo Amalgamation for U.S. federal income tax purposes in a manner consistent with the conclusions set forth in this opinion, unless otherwise required pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

We have not considered and we render no opinion on any aspect of law other than as expressly set forth below. Additional issues may exist that could affect the U.S. federal tax treatment of the Business Combination, and this opinion does not consider or provide a conclusion with respect to any additional issues.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely pursuant to the Registration Statement and is not to be relied upon for any other purpose. This opinion letter is rendered in accordance with the requirements of Item 601(b)(8) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

The opinion set forth below is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative rulings, judicial decisions, and other applicable authorities, all as available and in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and any such change could apply retroactively. There can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) and (as is customary in transactions of this type) no rulings will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or otherwise in connection with the transactions effected pursuant to the BCA or Plan or Arrangement (or any other documents or agreements executed in connection with the transactions contemplated thereunder). This opinion is being delivered prior to the consummation of the SEAC Merger, the New SEAC Domestication, the SEAC Amalgamation and the StudioCo Amalgamation, and therefore is prospective and dependent on future events. The opinion expressed below is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations contained herein, it is our opinion that the SEAC Merger and the New SEAC Domestication should each qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, that the SEAC Amalgamation should be treated as a disregarded transaction and not a realization event for U.S. federal income tax purposes, and that the SEAC Exchange Portion of the StudioCo Amalgamation more likely than not is either (i) a transaction that qualifies as a reorganization within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code or (ii) a disregarded transaction and not a realization event for U.S. federal income tax purposes. We express no opinion on the potential U.S. federal income tax consequences of the SEAC Merger, the New SEAC Domestication or the StudioCo Amalgamation pursuant to Section 367 of the Code or the passive foreign investment company rules.

The opinion expressed above is limited to questions arising under the federal laws of the United States. We do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SIJ:SF:AZ:JC